UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2010

ALBERTO-CULVER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-32970	20-5196741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Armitage Avenue

Melrose Park, Illinois 60160

(Address of principal executive offices) (zip code)

(708) 450-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On September 27, 2010, Alberto-Culver Company, a Delaware corporation (“Alberto-Culver”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Unilever N.V., a Netherlands corporation, Unilever PLC, a company incorporated under the laws of and registered in England, Conopco, Inc., a New York corporation (“Parent”), and ACE Merger, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Sub”). Unilever N.V. and Unilever PLC are parties to the Merger Agreement solely for purposes of guaranteeing certain obligations of Parent and Sub.

Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of certain closing conditions, Sub will merge with and into Alberto-Culver, with Alberto-Culver surviving as a wholly owned subsidiary of Parent (the “Merger”). At the effective time of the Merger, each issued and outstanding share of Alberto-Culver common stock (other than shares owned by Alberto-Culver, Parent or Sub, and shares for which appraisal rights are properly exercised) will be converted into the right to receive $37.50 in cash, without interest.

Completion of the Merger is subject to certain closing conditions, including the approval of Alberto-Culver’s stockholders and receipt of antitrust approvals.

The Merger Agreement contains certain termination rights of Alberto-Culver and Parent. Upon a termination of the Merger Agreement under certain circumstances, Alberto-Culver will be required to pay a termination fee of $125 million. In addition, Parent will be required to pay a reverse termination fee of $125 million upon a termination of the Merger Agreement under certain circumstances relating to a failure to obtain antitrust approvals.

The Board of Directors of Alberto-Culver has unanimously approved the Merger Agreement. In addition, concurrently with the execution of the Merger Agreement, Leonard Lavin, Carol Bernick and certain other related stockholders entered into a Stockholder Agreement with Parent, pursuant to which such stockholders agreed to vote certain shares beneficially owned by them in favor of the Merger, which shares represented approximately 12.0% of Alberto-Culver’s outstanding common stock as of September 22, 2010.

The foregoing summaries of the Merger Agreement and the Stockholder Agreement, and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements, which are filed herewith as Exhibits 2.1 and 99.1, respectively, and incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms. It contains certain representations, warranties and covenants of Alberto-Culver, which were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the parties. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations, warranties or covenants in the Merger Agreement as characterizations of the actual state of facts about Alberto-Culver.

Item 7.01.	Regulation FD Disclosure

On September 27, 2010, Alberto-Culver issued a press release announcing the execution of the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

The information contained in, or incorporated into, this Item 7.01, including Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference to such filing.

Additional Information About the Merger and Where to Find It

Alberto-Culver Company (the “Company”) intends to file a preliminary proxy statement and a definitive proxy statement with the Securities and Exchange Commission (the “SEC”). Stockholders are urged to read the definitive proxy statement and other relevant materials when they become available because they will contain important information about the proposed transaction. The definitive proxy statement will be mailed or delivered to the Company’s stockholders. In addition, stockholders will be able to obtain the proxy statement and other relevant documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov, at the Company’s website at www.alberto.com/investing by clicking on the link “SEC Filings” or from Alberto-Culver Company, Attention: Investor Relations, 2525 Armitage Avenue, Melrose Park, Illinois 60160, (708) 450-3000.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information about the Company and its directors and executive officers, and their ownership of the Company’s securities, is set forth in the proxy statement for the annual meeting of stockholders of the Company held on January 28, 2010, which was filed with the SEC on December 14, 2009. Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available.

Item 9.01.	Financial Statements and Exhibits

Number	Description

2.1	Agreement and Plan of Merger, dated as of September 27, 2010, among Unilever N.V., Unilever PLC, Conopco, Inc., ACE Merger, Inc. and Alberto-Culver Company

99.1	Stockholder Agreement, dated as of September 27, 2010, among Conopco, Inc. and the Stockholders party thereto

99.2	Press release dated September 27, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBERTO-CULVER COMPANY

By:	/s/ Ralph J. Nicoletti
Name:	Ralph J. Nicoletti
Title:	Executive Vice President and Chief Financial Officer

Date: September 27, 2010

EXHIBIT INDEX

Number	Description

2.1	Agreement and Plan of Merger, dated as of September 27, 2010, among Unilever N.V., Unilever PLC, Conopco, Inc., ACE Merger, Inc. and Alberto-Culver Company

99.1	Stockholder Agreement, dated as of September 27, 2010, among Conopco, Inc. and the Stockholders party thereto

99.2	Press release dated September 27, 2010

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